Exhibit 99.1

BOSTON, MASSACHUSETTS, April 30, 2004--Arthur N. Queler, the trustee (the "Trustee") of the Shelbourne I Liquidating Trust (the "Liquidating Trust"), today announced that Shelbourne Properties I, Inc. (formerly AMEX:HXD) (the "Company") transferred its remaining assets to (and its remaining liabilities were assumed by) the Liquidating Trust in accordance with the Company's Plan of Liquidation. April 23, 2004 (the "Record Date") was the last day of trading of the Company's common stock on the American Stock Exchange, and the Company's stock transfer books were closed as of the close of business on such date.

The Trustee also announced that the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934 and that the Company will cease filing reports under that act. However, the Trustee will issue to beneficiaries of the Liquidating Trust and file with the Commission annual reports on Form 10-K and current reports on Form 8-K.

Under the terms of the Liquidating Trust Agreement executed by the Company and the Trustee on April 30, 2004, each stockholder of the Company on the Record Date (each, a "beneficiary") automatically became the holder of one unit of beneficial interest ("Unit") in the Liquidating Trust for each share of the Company's common stock then held of record by such stockholder. In addition, the holder of Class B Units in the Company's operating partnership received 15% of the aggregate Units in the Liquidating Trust in lieu of such holder's entitlement, pursuant to the Company's Plan of Liquidation, to 15% of all distributions made by the Company. All outstanding shares of the Company's common stock are automatically deemed cancelled, and the rights of beneficiaries in their Units will not be represented by any form of certificate or other instrument. Stockholders of the Company on the Record Date will not be required to take any action to receive their Units. The Trustee will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, the Units will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any Units.

The Liquidating Trust was organized for the sole purpose of winding up the Company's affairs and the liquidation of its assets. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

For federal income tax purposes, each stockholder of the Company on the Record Date was deemed to have received a pro rata share of the assets of the Company that were transferred to the Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of the Company assumed by the Liquidating Trust. Accordingly, each stockholder will recognize gain or loss (which generally should be a capital gain or a capital loss) in an amount equal to the difference between (x) the fair market value of such stockholder's pro rata share of the assets of the Company that were transferred to the Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of the Company that were assumed by the Liquidating Trust, and (y) such stockholder's adjusted tax basis in the shares of the Company's common stock held by such stockholder on the Record Date.

The Liquidating Trust is intended to qualify as a "liquidating trust" for federal income tax purposes. As such, the Liquidating Trust will be a pass-through entity for federal income tax purposes and, accordingly, will not itself be subject to federal income tax. Instead, each beneficiary will take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions by the Liquidating Trust to beneficiaries generally will not be taxable to such beneficiaries. The Trustee will furnish to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company's liabilities assumed by the Liquidating Trust. On a yearly basis, the Trustee also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions by, the Liquidating Trust.

This press release contains forward-looking statements that predict or indicate future events that do not relate to historical matters. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the following: the Liquidating Trust may be unable to consummate sale transactions with respect to some of its assets or such sales may be materially delayed; and the Liquidating Trust may not be able to complete the liquidation in a timely manner or realize proceeds from the sales of assets in amounts that will enable it to provide liquidating distributions to beneficiaries. You should also read the risk factors that are discussed on periodic reports filed with the Securities and Exchange Commission, including the risk factors that are contained in our Form 10-K for the year ended December 31, 2003.


                                       6